UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

November 23, 2020

Date of Report

(Date of earliest event reported)

BOQI International Medical Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50155	02-0563302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Room 3601, Building A, Harbour View Place, No. 2 Wuwu Road, Zhongshan District, Dalian, Liaoning Province, P. R. China, 116000
(Address of principal executive offices and zip code)
(8604) 1182209211
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	BIMI	The NASDAQ Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

On November 23, 2020, the Registrant entered into a waiver agreement (the “ Waiver Agreement”) with two institutional investors (each a “Holder” and collectively the “Holders”) with respect to the Registrant’s obligations under the Registration Rights Agreement dated June 2, 2020 (the “Registration Rights Agreement”) by and among the Registrant and the Holders.

Pursuant to the Waiver Agreement, the Holders waived the Registrant’s obligations under the Registration Rights Agreement to file a Registration Statement registering the resale of the shares issuable upon conversion of the convertible promissory notes issued on June 2, 2020. The Waiver Agreement does not apply to the Registrant’s remaining obligations under the Registration Rights Agreement to file a Registration Statement registering the Additional Conversion Shares and the Warrant Shares (both as defined in the Securities Purchase Agreement dated May 18, 2020) on or prior to thirty (30) calendar days after the earlier to occur of (i) the Additional Closing Date and (ii) the Additional Closing Expiration Date (both as defined in the Securities Purchase Agreement).

The foregoing description of the Waiver Agreement does not purport to be complete and is qualified in its entirety by reference to the Form of the Waiver Agreement, which is filed as Exhibits 4.1 hereto, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description

4.1	Form of Waiver Agreement dated November 23, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 25, 2020	BOQI International Medical Inc.
(Registrant)

	By:	/s/ Tiewei Song
Tiewei Song
Chief Executive Officer

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